UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)	December 31, 2012

HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2255 Glades Road, Suite 221A,
Boca Raton, Florida	33431

(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

On December 31, 2012, Hollywood Media Corp. (“Hollywood Media”) entered into Amendment No. 2 (the “Amendment”) to that certain Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010, as amended by that Amendment No. 1 to Second Lien Credit, Security and Pledge Agreement, dated as of April 22, 2012 (the “Credit Agreement”), by and among Key Brand Entertainment Inc. (“Key Brand”), Theatre Direct NY, Inc. (“Theatre Direct”), and Hollywood Media. Pursuant to the Amendment, (i) effective as of December 31, 2012, the interest rate on the loan from Hollywood Media to Key Brand under the Credit Agreement (the “Loan”) was increased from 12% per annum to 13% per annum, (ii) the maturity date of the Loan was shortened from December 15, 2015 to June 30, 2015, (iii) Hollywood Media consented to Key Brand amending and restating Key Brand’s senior secured credit agreement to replace Key Brand’s prior senior lender, JPMorgan Chase Bank, N.A., with Key Brand’s new senior lender, Terido LLP (with the terms and conditions of such senior secured credit agreement remaining substantially the same), (iv) subject to the terms and conditions of the Intercreditor Agreement described below, the net proceeds from any indebtedness incurred by Key Brand that is not otherwise permitted under Key Brand’s amended and restated senior secured credit agreement (other than from the proceeds of a refinancing of such amended and restated senior secured credit agreement) will be used to prepay the Loan, (v) the prior consent of Hollywood Media is required for any amendment to Key Brand’s amended and restated senior secured credit agreement that would be adverse to Hollywood Media in any material respect, and (vi) Key Brand will provide Hollywood Media with additional and more frequent financial reporting.

Except as described in the preceding paragraph, the terms and conditions of the Credit Agreement and the Loan remain substantially the same. On December 31, 2012, Hollywood Media received a scheduled payment under the Loan in the amount of $1,002,128 (which included a principal payment of $538,462 and an interest payment of $463,666). As of December 31, 2012, following the payment described in the preceding sentence, the principal amount of the Loan due Hollywood Media by Key Brand was $14,961,538.

In connection with the Amendment and Key Brand’s amended and restated senior secured credit agreement, Hollywood Media and Key Brand entered into that certain Subordination and Intercreditor Agreement, dated December 31, 2012 (the “Intercreditor Agreement”), with Terido LLP, as administrative agent for the senior secured lenders of Key Brand, which defines the rights and obligations of the senior secured lenders and Hollywood Media as subordinated lender, including, without limitation, the rights of payment and the subordination of the security interests of Hollywood Media. The terms and conditions of the Intercreditor Agreement are substantially similar to the terms and conditions of the prior subordination and intercreditor agreement among Hollywood Media, Key Brand and JPMorgan Chase Bank, N.A.

On December 31, 2012, in connection with the Amendment, that certain warrant to purchase shares of common stock of Theatre Direct issued by Theatre Direct to Hollywood Media on December 15, 2010 (the “Warrant”) was amended to (i) shorten the earliest date that Hollywood Media can put the Warrant to Theatre Direct from December 16, 2017 to June 30, 2015, (ii) increase the minimum price that Hollywood Media can put the Warrant to Theatre Direct from $1,000,000 to $3,000,000, and (iii) increase the minimum price that Theatre Direct can redeem the Warrant from Hollywood Media from $1,000,000 to $3,000,000. Except as described in the preceding sentence, the terms and conditions of the Warrant remain substantially the same.

2

In connection with the transactions and agreements described above, Key Brand paid Hollywood Media an amendment fee of $50,000 and reimbursed Hollywood Media for all out-of-pocket costs and expenses incurred in documenting such agreements.

The foregoing description of the Amendment, the Intercreditor Agreement, and the amendment to the Warrant is a summary only and is qualified by reference to the full text of the Amendment, the Intercreditor Agreement, and the amendment to the Warrant, each of which are respectively filed as Exhibits 10.1, 10.2, and 10.3 to this current report on Form 8-K and are incorporated by reference herein.

3

SECTION 9 - Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to Second Lien Credit, Security and Pledge Agreement, dated as of December 31, 2012, by and among Key Brand Entertainment Inc., Theatre Direct NY, Inc., and Hollywood Media Corp.

10.2	Subordination and Intercreditor Agreement, dated as of December 31, 2012, among Terido LLP, Hollywood Media Corp., and Key Brand Entertainment Inc.

10.3	Amendment to the Warrant to Purchase Shares of Common Stock of Theatre Direct NY, Inc. dated December 31, 2012

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: December 31, 2012
	By:	/s/ Tammy G. Hedge
Name: Tammy G. Hedge
Title: Chief Financial Officer and Chief Accounting Officer

5

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Second Lien Credit, Security and Pledge Agreement, dated as of December 31, 2012, by and among Key Brand Entertainment Inc., Theatre Direct NY, Inc., and Hollywood Media Corp.

10.2	Subordination and Intercreditor Agreement, dated as of December 31, 2012, among Terido LLP, Hollywood Media Corp., and Key Brand Entertainment Inc.

10.3	Amendment to the Warrant to Purchase Shares of Common Stock of Theatre Direct NY, Inc. dated December 31, 2012